AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 18 day of December, 2017, to the Fund Administration Servicing Agreement dated as of September 15, 2015, as amended (the “Agreement”), is entered into by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the following funds:
MProved Systematic Long-Short Fund
MProved Systematic Merger Arbitrage Fund
MProved Systematic Multi-Strategy Fund; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

Exhibit J is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SERIES PORTFOLIOS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/John J. Hedrick	By: /s/Anita M. Zagrodnik

Name: John J. Hedrick	Name: Anita M. Zagrodnik

Title: President	Title: Senior VP

 Exhibit J to the Series Portfolios Trust Fund Administration Servicing Agreement

Name of Series
MProved Systematic Long-Short Fund
MProved Systematic Merger Arbitrage Fund
MProved Systematic Multi-Strategy Fund

Fund Start-up & Registration Services Project Fee Schedule

Legal Administration Service Proposal – In support of external legal counsel
$___ per project – one fund
$___ per project – two funds
$___ per project – three funds
$___ per project – four funds
(Includes MST external counsel fee, subject to services provided; if applicable)

▪	Additional fee of $___ per sub-advisor
▪	Additional fee of $___ per drafting multi-manager exemptive application (does not include outside legal costs)
▪	MST may require up to $___ in escrow
▪	Non-USBFS Distribution fee of $___ per year

Additional Legal Administration Services

▪	Subsequent new fund launch – $___ per project
▪	Subsequent new share class launch – $___ per project
▪	Multi-managed funds – as negotiated based upon specific requirements
▪	Proxy – as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/XBRL filing

The Fund shall cause the start-up and registration services project fee to be paid for by the advisor and not the Fund(s) and shall not reimburse the advisor for such fees under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bancorp Fund Services and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Extraordinary services – negotiated based upon specific requirements
▪	Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule at December 2017

Annual Fee Based Upon TOTAL MANAGED Assets at the complex level*
___ basis points on the first $___
___ basis points on the next $___
___ basis points on the next $___
___ basis points on the balance
Minimum Annual Fee: $___ for three funds. Add $___ for each additional fund.

▪	Additional fee of $___ for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee
▪	Advisor Information Source – On-line access to portfolio management and compliance information.
▪	Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
▪	USBFS Legal Administration (e.g., registration statement update)

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services

Pricing Services

▪	$___ – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs
▪	$___ – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
▪	$___ – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
▪	$___ – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪	$___ – Bank Loans
▪	$___ – Swaptions
▪	$___ – Intraday money market funds pricing, up to 3 times per day
▪	$___ – Credit Default Swaps
▪	$___ per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.

Corporate Action and Factor Services (security paydown)
▪	$___ per Foreign Equity Security per Month
▪	$___ per Domestic Equity Security per Month
▪	$___per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
▪	$___ per security per month for fund administrative data

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, , third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon and documented on the Additional Services fee schedule: additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Exhibit I (continued) to the Series Portfolios Trust Fund Administration Servicing Agreement

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule at December 2017

Chief Compliance Officer Annual Fees*

▪	$___ for the first fund (subject to Board approval)
▪	$___ for each additional fund (subject to change based on Board review and approval)
▪	$___ per sub-advisor per fund
▪	Non-USBFS Distribution fee of $___ per year
▪	Per advisor relationship, and subject to change based upon board review and approval.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Exhibit I (continued) to the Series Portfolios Trust Fund Administration Servicing Agreement

Fund Administration & Compliance Portfolio Additional Services Fee Schedule

Transfer In-Kind

▪	Tax Free Transfer In-Kind Cost Basis Tracking* – $___ per sub-account per year

Daily Compliance Services

▪	Base fee – $___ per fund per year
▪	Setup – $___ per fund group

Section 18 Compliance Testing

▪	$___ set up fee per fund complex
▪	$___ per fund per month

Section 15(c) Reporting

▪	$___ per fund per standard reporting package*
▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting
-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report
▪	Standard data source – Morningstar; additional charges will apply for other data services

Equity & Fixed Income Attribution Reporting

▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

CloudMargin – Collateral Management / Reporting / Reconciliation Services: (Collateral Custody Services Separate)

Minimum Annual Fee: $___ per fund
▪	$___ per ISDA/repo/counterparty agreement per month

Services
▪	Tracking of collateral terms
▪	Eligibility testing and available inventory tracking
▪	Daily independent pricing and portfolio reconciliation
▪	Incoming/Outgoing margin call management
▪	Dispute workflow
▪	Daily collateral reporting
▪	Connectivity to all major market utilities - AcadiaSoft, TriOptima, Swift, etc.
▪	Connectivity to clearing brokers

Advisor’s Signature below acknowledges approval of the Fund Administration fee schedules on this Exhibit J.

Magnetar Asset Management LLC

By: /s/Diana Fitzgerald

Printed Name and Title: Diana Fitzgerald, Deputy Chief Financial Officer    Date: December 18, 2017